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                                                                  Exhibit 23.2


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated March 14, 1997 accompanying the consolidated financial statements and schedule of Riddell Sports, Inc. and subsidiaries appearing in the 1996 Annual Report of the Company on Form 10-K for the year ended December 31, 1996 which are incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Interest of Named Experts and Counsel."


                                        GRANT THORNTON LLP

Chicago, Illinois
August 22, 1997